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Exhibit 10-M

                               FIRST AMENDMENT OF
                              TRUSERV CORPORATION
                     SAVINGS AND COMPENSATION DEFERRAL PLAN

           (AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 1998)

         WHEREAS, TruServ Corporation (the "Company") has established and maintains the Company Savings and Compensation Deferral Plan (the "Plan"); and

         WHEREAS, the Plan, as amended and restated effective as of January 1, 1998, has been amended and further amendment of the Plan now is considered desirable;

         NOW, THEREFORE, by virtue and in exercise of the power reserved to the Company by Article 10.01 of the Plan and pursuant to the authority delegated to the undersigned officer of the Company by resolution of its Board of Directors, the Plan be and is amended in the following particulars:

         1. By substituting for Article 2, section 2.01 of the Plan the following:

         ELIGIBILITY FOR INCOME DEFERRAL CONTRIBUTIONS

         Any Participant in the Cotter Plan or SERVISTAR Plan on December 31, 1997 shall be a Participant in this Plan on January 1, 1998 based on his contribution election in effect in each respective plan on December 31, 1997. Any Associate who was eligible to participate on December 31, 1997 shall be eligible to become a Participant on January 1, 1998 provided he is then still an Associate. Any former Associate of Advocate Services, Inc. who becomes an Associate on or after January 1, 1998, shall be eligible to become a Participant when he becomes an Associate. Each other Associate shall be eligible to make Income Deferral Contributions on any Entry Date coinciding with or immediately following the date he completes ninety days of Service.
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         2.       By substituting for Article 2, section 2.02 of the Plan the following:

         PARTICIPATION

         An eligible Associate shall become a Participant for purposes of
         Section 2.01 on the first Entry Date coinciding with or immediately following the date he completes ninety days of Service, unless he actively submits an election not to participate in the Plan. Associates automatically enrolled in the Plan will have a pre-tax deduction of 3% of pay contributed on their behalf into the default fund.

         IN WITNESS WHEREOF, Company has caused this amendment to be executed on its behalf by its duly authorized officer, this 29th day of June, 2001.

                                   TruServ Corporation

                                   _/s/ Robert Ostrov SVP

                                   By: SVP Robert Ostrov

                                   Its: SVP/Gen Counsel

ATTEST:

___________________________________

By: /s/ Bill Evans

Its: Director of Employee Benefits